Exhibit 10.27

Rigetti & Co, LLC 775 Heinz Avenue Berkeley CA 94710

July 28, 2022

Hall Equities Group

150 North Wiget Lane, Suite 250

Walnut Creek CA 94598

c/o Nick Zankich Director of leasing

With a copy via email: nickz@hallequitiesgroup.com

Re: Notice of Exercise of Option to Extend Lease Term

Dear Nick:

This letter serves as notice of exercise of the option to extend the lease term by Rigetti & Co, LLC (formerly known as Rigetti & Co, Inc.) a Delaware limited liability company (“Lessee”) pursuant to Section 53 of the Standard Industrial/Commercial Multi-Tenant Lease – Gross, between Lessee and Temescal, LP, a California limited partnership and Contra Costa Industrial Park, II, a California limited partnership (collectively, “Lessor”) dated as of April 15, 2015, as amended, (the “Lease”).

Pursuant to this notice, the Lease is hereby extended through the Option Term with an expiration of October 31, 2025.

Sincerely,

/s/ Rick Danis
Rick Danis
General Counsel